UNITED   STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2008

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction   of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628
( Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On August 22, 2008, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report that the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 would be delayed beyond the filing deadline due to a pending internal investigation being conducted by the Audit Committee of the Board of Directors (the “Audit Committee”), based on preliminary information received from Hansen, Barnett & Maxwell, P.C., the independent registered public accounting firm of the Company (“HBM”), regarding errors in the accounting for certain sales representative commission advances and trade receivables, the Company’s internal controls, the Company’s personnel involved and related matters. In the Original 8-K, the Company also announced that it anticipated that, pending conclusion of the investigation, it would restate its financial statements for its fiscal periods ended June 30, September 30, and December 31, 2007 and fiscal quarter ended March 31, 2008 and that at a meeting of the Audit Committee held on August 20, 2008, HBM advised the Audit Committee that due to errors in the accounting for certain sales representative commission advances and trade receivables, no further reliance should be placed on the (1) previously filed financial statements and related audit report dated March 28, 2008 contained in the Company’s Form 10-KSB for the fiscal year ended December 31, 2007, as amended and (2) previously filed financial statements for any of the interim periods contained in the Company’s Forms 10-QSB and 10-Q for the fiscal quarters ended June 30, 2007, September 30, 2007 and March 31, 2008.

This amendment responds to certain comments received from the Securities and Exchange Commission regarding the disclosure in the Original 8-K.
For convenience, the Company has included the entire text of Item 4.02 in this Amended Current Report on Form 8-K/A.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 20, 2008, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) issued a press release announcing that the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 (the “Second Quarter 10-Q”) would be delayed beyond the filing deadline. The Company had previously filed with the Securities and Exchange Commission, on August 13, 2008, a Form 12b-25 Notification of Late Filing, stating that the Company’s Second Quarter 10-Q would not be filed by its due date, August 14, 2008.

This delay is due to a pending internal investigation being conducted by the Audit Committee of the Board of Directors (the “Audit Committee”), based on preliminary information received from Hansen, Barnett & Maxwell, P.C., the independent registered public accounting firm of the Company (“HBM”), regarding errors in the accounting for certain sales representative commission advances and trade receivables, the Company’s internal controls, the Company’s personnel involved and related matters. The Audit Committee has engaged independent counsel to assist in the investigation. The Company currently anticipates completing the investigation and addressing any accounting or other corrective action deemed appropriate within the next two months. The Company currently anticipates that, pending conclusion of the investigation, the Company will restate its financial statements for its fiscal periods ended June 30, September 30, and December 31, 2007 and fiscal quarter ended March 31, 2008 during the fourth quarter of 2008.

At a meeting of the Audit Committee held on August 20, 2008, HBM advised the Audit Committee that due to errors in the accounting for certain sales representative commission advances and trade receivables, no further reliance should be placed on the (1) previously filed financial statements and related audit report dated March 28, 2008 contained in the Company’s Form 10-KSB for the fiscal year ended December 31, 2007, as amended and (2) previously filed financial statements for any of the interim periods contained in the Company’s Forms 10-QSB and 10-Q for the fiscal quarters ended June 30, 2007, September 30, 2007 and March 31, 2008.

The accounting errors identified by HBM in the course of its review of the Company’s results of operations for the fiscal quarter ended June 30, 2008 and discussed with the Audit Committee on August 20, 2008 concern cash transaction journal entries in which uncollected trade receivables were credited (i.e., deemed paid) and corresponding cash debits (i.e., cash deemed received) were recorded, and in connection therewith corresponding cash credits (deemed decreases) and debits (deemed increases) to other receivables from sales representatives were recorded. Under GAAP, it was incorrect to record these transactions as cash transactions. HBM advised the Audit Committee that the effect of the incorrect entries was to improperly reflect the aging of the Company’s trade accounts receivables and to understate the Company’s bad debt allowance. These errors resulted in the understatement of general and administrative expenses (the line item that includes bad debt allowance) and the resultant overstatement of net income and earnings per share.

As a result of these errors as identified by HBM, HBM is conducting further validation procedures with respect to the Company’s journal entries and the Audit Committee has initiated an independent internal investigation to ascertain whether these errors are attributable to inadequate training and supervision and lack of familiarity with GAAP on the part of the Company’s financial staff, or whether improper conduct contributed to recording the incorrect journal entries. It is possible that in the course of the internal investigation and the further procedures being conducted by HBM, other material accounting errors may be identified.

In light of the Audit Committee’s investigation and the ongoing work of HBM, the Company is in the process of reconsidering, in accordance with Item 307 of Regulation S-K, the adequacy of its previous assertions and disclosures regarding disclosure controls and procedures, specific to all of the applicable periods affected by the decision to restate, and will make any necessary clarifications to the prior disclosure in the Form 10-Q for the fiscal quarter ended June 30, 2008 and/or in connection with the filing of the restated financial statements for the impacted periods, as and to the extent necessary. In addition, in light of the Audit Committee’s investigation and the ongoing work of HBM, the Company is in the process of reconsidering, in accordance with Item 308(T) of Regulation S-K, the adequacy of its previous assertions and disclosures regarding internal controls over financial reporting, for the year ended December 31, 2007, and will make any necessary clarifications to the prior disclosure in the Form 10-Q for the fiscal quarter ended June 30, 2008 and/or in connection with the filing of the restated financial statements for the impacted periods, as and to the extent necessary. No conclusions have been reached as to the existence or extent at the time such disclosures were made of any additional significant deficiencies or material weaknesses, and whether additional corrective measures may be required at this time or were needed in the past, other than those significant deficiencies, material weaknesses and corrective measures previously disclosed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as amended. Upon completion of the Audit Committee’s investigation and HBM’s work, the Company intends to address its disclosure controls and procedures and its internal controls over financial reporting to correct any additional deficiencies and weaknesses identified in the course of the investigation and to address prior disclosures as necessary.

The Audit Committee has discussed the matters disclosed under this Item 4.02(b) with HBM prior to filing this Amended Current Report on Form 8-K/A and has furnished HBM with a copy of the disclosures the Company is making in response to this Item 4.02. HBM’s updated confirming letter is attached to this Amended Current Report on Form 8-K/A as Exhibit 7.

A copy of the August 20, 2008 press release, as initially announced, is attached as Exhibit 99.1 to the Company's Current Report on Form 8-K, filed on August 22, 2008, and the information therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
7 99.1	Letter from Hansen, Barnett & Maxwell, P.C., dated September 12, 2008 Press Release, dated August 20, 2008*

* Previously filed as an exhibit to the Company's Current Report on Form 8-K, filed August 22, 2008, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: September 12, 2008
	By:	/s/ Gui Hua Lan
Name: Gui Hua Lan
Title: Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
7	Letter from Hansen, Barnett & Maxwell, P.C., dated September 12, 2008
99.1	Press Release, dated August 20, 2008*

* Previously filed as an exhibit to the Company's Current Report on Form 8-K, filed August 22, 2008, and incorporated herein by reference.